UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

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APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

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Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 19, 2011, through one or more of our indirect wholly-owned subsidiaries, we closed on the purchase of two hotels. The sellers have no material relationship with us or our subsidiaries, other than through the purchase contracts and other related contracts.

The table below describes the two hotels:

Hotel Location	Franchise	Number of Rooms	Purchase Price	Closing Date
Knoxville, Tennesee	Homewood Suites	103	$15,000,000	July 19, 2011
Davenport, Iowa	Hampton Inn & Suites	103	13,000,000	July 19, 2011
TOTAL		206	$28,000,000

Our purchasing subsidiary assumed an existing loan secured by the hotel in Knoxville, Tennessee. The hotel serves as collateral under the loan. The outstanding principal balance under the loan is approximately $11.5 million. The loan has an annual fixed interest rate of approximately 6.30% and a maturity date of October 2016. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price for these hotels less the assumed loan was funded by our ongoing offerings of Units (with each Unit consisting of one common share and one Series A preferred share).

As a result of the Knoxville, Tennessee Homewood Suites closing described above, six of the closings have occurred under a series of purchase contracts executed on April 12, 2011 and May 4, 2011 for the potential purchase of ten hotels. Two contracts in this series were terminated on April 29, 2011. There can be no assurance at this time that any further closings will occur under the remaining two purchase contracts. Additional information regarding nine of the purchase contracts (including the Knoxville, Tennessee Homewood Suites purchased on July 19, 2011) is set forth in our Form 8-K dated April 12, 2011 and filed with the Securities and Exchange Commission (“SEC”) on April 15, 2011, which is incorporated herein by reference. Additional information regarding one of the purchase contracts is set forth in our Form 8-K dated May 4, 2011 and filed with the SEC on May 6, 2011, which is incorporated herein by reference. Additional information regarding the two terminated contracts is set forth in our Form 8-K dated April 29, 2011 and filed with the SEC on May 5, 2011, which is incorporated herein by reference.

As a result of the Davenport, Iowa Hampton Inn & Suites closing described above, all four closings have occurred under a series of purchase contracts executed on April 4, 2011. Additional information regarding the purchase contracts is set forth in our Form 8-K dated April 4, 2011 and filed with the SEC on April 7, 2011, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

The hotel in Knoxville, Tennessee described in Item 2.01 of this report is part of a group of eight hotels subject to a series of purchase contracts. The selling entities within this group of hotels are related to each other through common ownership. We have previously purchased five of the hotels within this group, and two hotels remain under purchase contracts. We have previously included financial statements regarding this group of eight hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 2, 2011 and originally filed, by the required date, on June 7, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference.

The hotel in Davenport, Iowa described in Item 2.01 of this report is part of a group of four hotels subject to a series of purchase contracts. The selling entities within this group of hotels are related to each other through common ownership. We have previously purchased the other hotels within this group. We have previously included financial statements regarding three of the four hotels, which includes the hotel in Davenport, Iowa, in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 8, 2011 and originally filed, by the required date, on June 13, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference.

b. Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information for the hotel in Knoxville, Tennessee in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 2, 2011 and originally filed, by the required date, on June 7, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference. We have previously included pro forma financial information for the hotel in Davenport, Iowa in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 8, 2011 and originally filed, by the required date, on June 13, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:  /s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

July 22, 2011